Exhibit 99.1
Murphy USA Issues Operations Update

EL DORADO, Arkansas, June 16, 2025 – Murphy USA Inc. (NYSE: MUSA) is issuing an operational update in advance of executive attendance at two investor conferences in June, the Jefferies Consumer Conference on June 18th and the JP Morgan Energy, Power, Renewables, and Mining Conference on June 24th.

Ahead of these conferences and investor discussions, Murphy USA is updating second quarter-to-date performance metrics based on preliminary results covering the period April 1st to May 31st:

•Second Quarter-To-Date (QTD) 2025, all-in fuel margins were 31.7 cents, with retail margins of 29.6 cents
•Second QTD 2025 total fuel volumes were up 0.5%, down 1.1% on a same store sales (SSS) basis versus Second QTD 2024
•Second QTD 2025 total merchandise sales and margin contribution dollars were up 1.1% and 0.3%, respectively
oNicotine sales and margins were down 0.9% and 0.1% respectively, on a SSS basis
oNon-nicotine sales and margins were down 0.7% and 2.5% respectively, on a SSS basis
•Second QTD operating expense was up 2.8% on an APSM basis
•22 New to Industry stores and 18 Raze and Rebuilds are currently under construction

About Murphy USA
Murphy USA (NYSE: MUSA) is a leading retailer of gasoline and convenience merchandise with more than 1,750 stores located primarily in the Southwest, Southeast, Midwest and Northeast United States. The Company and its team of approximately 17,200 employees serve an estimated two million customers each day through its network of retail gasoline and convenience stores in 27 states. The majority of Murphy USA's stores are located in close proximity to Walmart Supercenters. The Company also markets gasoline and other products at standalone stores under the Murphy Express and QuickChek brands. Murphy USA ranks 231 among Fortune 500 companies.

Source: Murphy USA Inc. (NYSE: MUSA)

Investor Contact:
Christian Pikul – Vice President of Investor Relations and FP&A
Christian.Pikul@murphyusa.com

Ash Aulds – Director of Investor Relations and FP&A
Ash.Aulds@murphyusa.com